                                                                   Exhibit 3.114


                          ARTICLES OF INCORPORATION

                                      OF

                AUTOMOTIVE SATELLITE TELEVISION NETWORK, INC.

      The undersigned, a natural person of the age of eighteen (18) years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, does hereby adopt the following Articles of Incorporation for such corporation.

                                  ARTICLE ONE

      The name of the corporation (hereinafter called the "Corporation") is Automotive Satellite Television Network, Inc.

                                  ARTICLE TWO

      The period of its duration is perpetual.

                                 ARTICLE THREE

      The purpose for which the Corporation is organized is: The transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                 ARTICLE FOUR

      The enumeration herein of any specific powers shall not be held to limit or restrict in any manner the exercise by the

Corporation of the general powers conferred upon corporations by the laws of the State of Texas.

                                 ARTICLE FIVE

      The aggregate number of shares which the Corporation shall have authority to issue is Five Million (5,000,000). All of such shares shall be of the par value of One Cent ($.Ol) per share, shall be of the same class and shall be designated as "Common Stock."

                                  ARTICLE SIX

      No holder of any shares of any class of stock of the Corporation shall, as such holder, have any preemptive or preferential right to receive, purchase or subscribe to (a) any unissued or treasury shares of any class of stock (whether now or hereafter authorized) of the Corporation, (b) any obligations, evidences of indebtedness or other securities of the Corporation convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such unissued or treasury shares, (c)any right of subscription to or to receive, or any warrant or option for the purchase of, any thereof, or (d) any other securities that may be issued or sold by the Corporation, other than such (if any) as the Board of Directors of the Corporation, in its sole and absolute discretion, may determine from time to time.

                                 ARTICLE SEVEN

      Cumulative voting for the election of directors shall not be permitted.

                                ARTICLE EIGHT

     The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000) consisting of money, labor done or property actually received.

                                 ARTICLE NINE

     The Corporation shall have the power to purchase, directly or indirectly, its own shares to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor, without submitting such purchase to a vote of shareholders.

                                 ARTICLE TEN

      Notwithstanding any provisions of the Texas Business Corporation Act now or hereafter in force requiring for the approval of any action, the affirmative vote of two-thirds, or any other percentage greater than a majority, of the outstanding shares entitled by law to vote thereon or of the outstanding shares of a class or series entitled by law to vote separately as a class or series thereon, such action may, to the extent permitted by law, be authorized and taken by the affirmative vote of the holders of a majority of such outstanding shares, or such outstanding shares of a class or series, as applicable.

                                ARTICLE ELEVEN

      The street address of the Corporation's initial registered office is 16200 Dallas Parkway, Suite 120, Dallas, Texas 75248 and the name of its initial registered agent at such address is Carl Westcott.

                                ARTICLE TWELVE

      The number of directors constituting the initial Board of Directors is one
(1), and the name and address of the person who is to serve as director until the first annual meeting of the shareholders or until his successor(s) is (are) elected and qualified is:

      Name                          Address
      ----                          -------

Carl Westcott                   16200 Dallas Parkway Suite 120
                                Dallas, Texas 75248

                               ARTICLE THIRTEEN

      The name and address of the incorporator is:

      Name                          Address
      ----                          -------

Karen C. Rowland              4200 Republic Bank Dallas Tower Dallas,
                              Texas 75201

      IN WITNESS WHEREOF, I have hereunto set my hand this day of May, 1986.

                                             Karen C. Rowland

THE STATE OF TEXAS

COUNTY OF DALLAS

      I, Julia M. Martin, a Notary Public, do hereby certify that on this 13th day of May 1 1985, personally appeared, Karen C. Rowland, who being by me first duly sworn, declared that she is the person who signed the foregoing document as incorporator, and that the statements contained therein are true.

                                   Notary Public in and for Dallas
                                   County, Texas

My Commission Expires:

                            ARTICLES OF AMENDMENT

                                    TO THE

                          ARTICLES OF INCORPORATION

                AUTOMOTIVE SATELLITE TELEVISION NETWORK, INC.

      Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

                                  ARTICLE ONE

      The name of the corporation is AUTOMOTIVE SATELLITE TELEVISION NETWORK, INC. (the "Corporation").

                                  ARTICLE TWO

      The following amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation on October 21, 1987:

      There shall be added to the Articles of Incorporation of the Corporation a new Article THIRTEEN, which Article shall read in its entirety as follows:

                               "ARTICLE THIRTEEN

      To the full extent permitted by the corporation laws of the State of Texas, as the same may be amended from time to time, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director. No repeal, amendment or modification of this provision, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of rt director of the Corporation occurring prior to such repeal, amendment or modification."

                                 ARTICLE THREE

      The number of shares of the Corporation outstanding at the time of such adoption was 4,228,571 shares of capital stock, $.Ol par value, and the number of shares entitled to vote thereon was 4,228,571.

                                 ARTICLE FOUR

     The number of shares voted for such amendment was 3,648,571, and the number of shares voted against such amendment was 0.

Dated: October 26,1987

                                         AUTOMOTIVE SATELLITE TELEVISION
                                         NETWORK, INC.

                                      By:____________________________________
                                         Margaret Shouse, Secretary

                             ARTICLES OF AMENDMENT

                                    TO THE

                          ARTICLES OF INCORPORATION

                                      OF

                AUTOMOTIVE SATELLITE TELEVISION NETWORK, INC.

      Pursuant to the provisions of Articles 4.01 through 4.05 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation;

                                   ARTICLE I

      The name of the corporation is Automotive Satellite Television Network, Inc. (the "Corporation").

                                  ARTICLE II

      The following amendments to the Articles of Incorporation are adopted by the Shareholders of the Corporation:

1. The title of the Articles of Incorporation is hereby amended so as to be and read in its entirety as follows:

                          "ARTICLES OF INCORPORATION

                                      OF

                        WESTCOTT COMMUNICATIONS, INC."

2. Article One of the Articles of Incorporation is hereby amended so as to be and read in its entirety as follows:

                                 "ARTICLE ONE

            The name of the corporation is WESTCOTT COMMUNICATIONS, INC. (the "Corporation"). It

                                  ARTICLE III

      These amendments were adopted by the shareholders of the Corporation on June 22, 1988.

                                  ARTICLE IV

      The total number of outstanding shares of stock of the Cor poration, all of which are entitled to vote on these amendments, is 4,190,959 shares of Common Stock, par value $.Ol per share.

                                   ARTICLE V

      The number of shares voted for such amendment was 2,459,620, and the number of shares voted against such amendment was 0.

Dated: July 18, 1988

                                        AUTOMOTIVE SATELLITE TELEVISION
                                        NETWORK, INC.

                                        By:________________________________
                                           Margaret C.Shouse, Secretary

                            ARTICLES OF AMENDMENT

                                    TO THE

                          ARTICLES OF INCORPORATION

                                      OF

                        WESTCOTT COMMUNICATIONS, INC.

      Pursuant to the terms of Article 4.01 through 4.05 of the Texas Business Corporation Act, the undersigned, corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                  ARTICLE ONE

      The name of the corporation is Westcott Communications, Inc. (the "Corporation").

                                  ARTICLE TWO

      The following amendment to the Articles of Incorporation was adopted by the Shareholders of the Corporation on May 25, 1989:

        Article Five of the Articles of Incorporation is hereby amended so as to be and read in its entirety as follows:

                                 "ARTICLE FIVE

        The aggregate number of shares that the Corporation has authority to issue is twenty million (20,000,000) of the par value of one cent ($.Ol) per share, of which one million (1,000,000) shares shall be Preferred Stock and nineteen million (19,000,000) shares shall be Common Stock.

            A. Preferred Stock

            The Preferred Stock may be issued in one or more series. The Board of Directors is authorized, from time to time, to issue the Preferred Stock as one series or divide the Preferred Stock into different series, to designate each series, to fix and determine for each series any one or more of the following relative rights and preferences, and to issue shares of any series then or previously designated, fixed and determined:

            (a) The rate of dividend;

            (b) The price at and terms and conditions upon which shares may be redeemed;

            (c) The amount payable upon shares in the event of involuntary or voluntary liquidation;

            (d) Sinking fund provisions (if any) for the redemption or purchase of shares;

            (e) The terms and conditions on which shares may be converted, if issued with such privilege; and

            (f) Voting rights (including the number of votes per share, the matters on which shares can vote, and the contingencies which make the voting rights effective).

Shares of Preferred Stock shall have the preferences and relative rights set forth as follows:

            (I) Dividends. The Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, dividends at the rate and at the times fixed by the Board of Directors in establishing the series. No dividends shall be declared or paid on Common Stock and no Common Stock shall be purchased by the Corporation unless full dividends on outstanding Preferred Stock for all past dividend periods and for the current dividend period have been declared and paid.

            (ii) Liquidation-Preference. In the event of dissolution, liquidation or winding up of the Corporation (whether voluntary or involuntary) and before any distribution to the holders of Common Stock, the holders of each series of Preferred Stock then outstanding shall be entitled to receive the amount fixed by the Board of Directors in establishing such series before any amounts are distributed to holders of Common Stock.

            (iii) Redemption. All or any part of any one or more series of Preferred Stock may be redeemed in accordance with the terms and conditions fixed by the Board of Directors in establishing the series of such Preferred Stock.

            (iv) Voting. Except as fixed or provided by the Board of Directors in establishing a series of Preferred Stock and except as otherwise expressly provided by law, the Preferred Stock shall vote on all matters with the common Stock.

            B. Common Stock

            1. Voting. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters as to which holders of Common stock shall be entitled to vote.

            2. Other Rights. Each share of Common Stock issued and outstanding shall be identical in all respects one with the other, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of the Preferred Stock or except as may be provided by the laws of the State of Texas, the holders of Common Stock shall have exclusively all other rights of stockholders including, but not by way of limitation, (a) the right to receive dividends, when and as declared by the Board of Directors out of assets legally available therefor, and (b) in the event of any distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, the right to receive ratably and equally all the assets and funds of the Corporation remaining after the payment to the holders of the Preferred Stock of the specific amounts which they are entitled to receive upon such liquidation, dissolution or winding up of the Corporation as herein provided."

                                 ARTICLE THREE

      Upon the filing by the Secretary of State of Texas of these Articles of Amendment, (a) the aggregate number of shares that the Corporation shall have authority to issue shall be twenty million (20,000,000) of the par value one cent ($.Ol) per share, of which one million (1,000,000) shares are Preferred Stock and nineteen million (19,000,000) shares are Common Stock, and (b) every two (2) issued and outstanding shares, and every two (2) treasury shares, of Common Stock, par value one cent ($.Ol) per share, shall be changed and converted into and become three (3) shares of Common Stock, par value one cent ($.Ol) per share, and accordingly, the 4,192,459 shares of Common Stock, par value one cent ($.Ol) per share outstanding immediately before the filing of these Articles of Amendment, shall be changed and converted into and become 6,288,688 shares of Common Stock, par value one cent ($.Ol) per share, and the 42,112 treasury shares of Common Stock, par value one cent ($.Ol) per share, shall be changed and converted into and become 63,168 shares of Common Stock, par value one cent ($.Ol) per share. The fractional shares that are created by this conversion shall not be issued by the Corporation, but shall instead be purchased by the Corporation from the holders thereof at a price of eight dollars ($8.00) per share.

                                 ARTICLE FOUR

          Upon the filing by the Secretary of State of Texas of these Articles of Amendment, each outstanding certificate issued prior to such filing evidencing a number of shares of Common Stock of the Corporation shall be deemed to represent one and one-half (1- 1/2)times the number of shares stated on the face of such certificate. Provided, however, that no certificate shall represent fractional shares, but shall be rounded down to the nearest whole number of shares.

                                 ARTICLE FIVE

        Upon the filing by the Secretary of State of Texas of these Articles of Amendment, the aggregate stated value of the Corporation shall be increased, and the surplus of the Corporation shall be reduced, in the amount of $21,173.00 in accordance with the increase in the aggregate par value of the issued and outstanding shares of Common Stock, par value one cent ($.Ol) per share, upon the change and conversion of issued and outstanding shares of Common Stock issued by this Amendment.

                                 ARTICLE SIX

        The total number of outstanding shares of stock of the Corporation, all of which are entitled to vote on this amendment, is 4,192,459 shares of Common Stock, par value $.Ol per share.

                                 ARTICLE SEVEN

        The number of shares voted for such amendment was 2,639,388 and the number of shares voted against such amendment was 0.

Dated: 5/25, 1989

                                    WESTCOTT COMMUNICATIONS, INC.

                                    President

                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                          WESTCOTT COMMUNICATIONS, INC.

      Pursuant to the provisions of Articles 4.01 through 4.05 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                   ARTICLE I

      The name of the corporation is Westcott Communications, Inc. (the "Corporation").

                                  ARTICLE II

      The following amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation:

      The first paragraph of Article Five of the Corporations Articles of Incorporation is hereby amended to read in its entirety as follows:

                                 "ARTICLE FIVE

      The aggregate number of shares that the Corporation has authority to issue is Thirty Million (30,000,000) of the par value of one rent ($,Ol) per share, of which one million (1,000,000) shares shall be Preferred Stock and twenty-nine million (29,000,000) shares shall be Common Stock.

                                  ARTICLE III

      The amendment was adopted by the shareholders of the Corporation on May 18, 1993.

                                  ARTICLE IV

      The total number of outstanding shares of stock of the Corporation, all of which are entitled to vote on this amendment, is 8,306,653 shares of Common Stock, par value $.Ol per share.

                                  ARTICLE V

      The number of shares voted for such amendment was 4,275,518 and the number of shares voted against such amendment was 149,240.

      Dated: May 20, 1993

                                    WESTCOTT COMMUNICATIONS, INC.

                                    By:________________________________
                                       Phyllis Foraged, Secretary